INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statment No. 333-11427 of U.S. Franchise Systems, Inc. of our report dated August 9, 1996 (October 23, 1996 as to Note 11) appearing in the Prospectus which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prosepectus.


DELOITTE & TOUCHE LLP


October 23, 1996